NEWS RELEASE

Southcross Energy             1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Second Quarter 2014
Financial and Operating Results

DALLAS, Texas, August 6, 2014 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross”) today announced second quarter 2014 financial and operating results.
Highlights

•
Completed the acquisition of rich gas system assets in the Eagle Ford region in South Texas formerly owned by TexStar Midstream Services, LP (“TexStar”), consisting of a 300 MMcf/d gas processing facility and over 230 miles of rich gas and residue gas pipelines

•	Issued 14,633,000 new payment-in-kind (“PIK”) Class B Southcross convertible units to partially fund the acquisition

•	Completed a refinancing of the entire Southcross debt capital structure with a new $450 million term loan B facility and a $200 million revolving credit facility

•	Reported improved operational performance with processed gas volumes up 9% and NGL volumes sold up 14% over the first quarter of 2014

•	Reported Adjusted EBITDA for the second quarter of $10.2 million, which was negatively impacted by accelerated timing of projects for plant maintenance and upgrades

•	Commenced physical construction of the Webb Pipeline which extends Southcross’ rich gas pipeline system in the western region of the Eagle Ford

Second Quarter Results

“We are enthused to have completed the combination of TexStar and Southcross Energy LLC, as well as the acquisition by Southcross of the TexStar rich gas system assets,” said David Biegler, Chairman and Chief Executive Officer of Southcross’ general partner. “These transactions create a larger, integrated midstream company focused on the Eagle Ford region and provide attractive growth opportunities to Southcross through both the acquired assets and potential future drop downs.

“During the second quarter, we completed important plant upgrades and maintenance in anticipation of further processed gas volume increases and in preparation for tying in the TexStar assets. Our facilities are running well and we are ready for an increase in our volumes as we integrate the acquisition and complete our Webb Pipeline, which is expected to come online in the fourth quarter.”

Southcross’ Adjusted EBITDA (as defined below) was $10.2 million for the three month period ended June 30, 2014, compared to $6.2 million for the same period in the prior year. Gross operating margin (as defined below) totaled $26.2 million for the three month period ended June 30, 2014, compared to $21.3 million for the same period in the prior year. Net loss was $3.0 million for the three month period ended June 30, 2014, compared to $6.2 million for the same period in the prior year.

Processed gas volumes averaged 268,297 MMBtu/d during the three month period ended June 30, 2014, an increase of 23% compared to 217,315 MMBtu/d during the same period in the prior year. NGLs sold during the three month period ended June 30, 2014 averaged 16,386 barrels per day, an increase of 53% compared to 10,740 barrels per day for the same period in the prior year. Processed gas volumes during the three month period ended June 30, 2014 were approximately 9% higher than first quarter 2014 volumes and sales volumes of NGLs were approximately 14% higher than first quarter 2014 volumes as new processed gas volumes entered the Southcross system.

Second quarter Adjusted EBITDA was negatively affected by approximately $1.7 million related to plant upgrades and maintenance work which resulted in lower than expected processed gas volumes and NGL recoveries, as well as incremental operating expenses.
Capital Expenditures

Growth capital expenditures for the six month period ended June 30, 2014 included spending for the Webb Pipeline and totaled $53 million, compared to $68 million for the same period in the prior year. Growth capital expenditures for the remainder of 2014 are expected to include costs to complete the Webb Pipeline and approximately $15 million of additional growth capital associated with recently added gas supply and gas sales contracts. Southcross expects that growth capital expenditures for the full year 2014 will be in the range of $100 million to $120 million.

Capital and Liquidity

In conjunction with the acquisition of the rich gas assets, Southcross completed a refinancing of its debt capital structure with the closing of a new $450 million term loan B facility and a $200 million revolving credit facility. The seven-year term loan is priced at LIBOR plus 4.25%, with a 1.00% LIBOR floor, while the five-year revolving credit facility maintains Southcross’ same leverage-based pricing grid ranging from LIBOR plus a margin of 2.00% to 3.25%. The revolving credit facility’s initial pricing is set at LIBOR plus 3.25%.

“We are extremely pleased with the market reception and terms we obtained with the closing of our new credit facility,” stated J. Michael Anderson, Chief Financial Officer of Southcross’ general partner. “This facility provides us with attractive pricing, strong availability and good terms that should enable us to grow our business.”

Confirmation of Fourth Quarter 2014 Guidance

Consistent with its prior guidance forecast, Southcross continues to expect that its Adjusted EBITDA for the fourth quarter of 2014 will be in the range of $22 million to $28 million.

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those that we anticipate, as set forth under “Forward-Looking Statements.”

Cash Distributions and Distributable Cash Flow

On July 25, 2014, Southcross announced that it would pay on August 14, 2014 to all unitholders of record on August 8, 2014, including the previous Series A convertible preferred unitholders that have converted to common units as the result of the combination of TexStar and Southcross Energy LLC, a cash distribution of $0.40 per common unit for the three month period ended June 30, 2014.

Distributable cash flow for the three month period ended June 30, 2014 was $7.5 million, compared to $2.6 million for the same period in the prior year.
Conference Call Information

Southcross will hold a conference call on Wednesday, August 6, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its second quarter 2014 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13587887. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations, plans, strategies, objectives and growth of Southcross and its subsidiaries, including guidance regarding Adjusted EBITDA, infrastructure programs (including the timing and cost with respect to the Webb Pipeline); acquisition activity, including Southcross’ ability to complete any potential future drop-down transaction; projected capital expenditures and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources for a drop-down transaction; and anticipated synergies from the acquisition of the rich gas system assets from TexStar. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation and unrealized gains/losses on derivative contracts, major litigation net of recoveries, transaction expense, revenue deferral adjustment and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. We define gross operating margin as the sum of contract revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash paid for interest (net of capitalized costs and fair value changes associated with interest rate swap contracts), income tax expense and maintenance capital expenditures.

We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
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Contact:
Southcross Energy Partners, L.P.
Kristin Donnally, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for unit and per unit data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$195,063	$154,703	$408,654	$298,954
Expenses:
Cost of natural gas and liquids sold	168,826	133,407	355,229	258,795
Operations and maintenance	11,745	10,284	22,606	20,173
Depreciation and amortization	8,978	8,261	17,506	15,510
General and administrative	6,693	5,582	12,796	11,623
Gain on sale of assets	(45)	—	(42)	—
Total expenses	196,197	157,534	408,095	306,101

Income (loss) from operations	(1,134)	(2,831)	559	(7,147)
Interest expense	(1,771)	(3,101)	(4,744)	(5,148)
Loss before income tax expense	(2,905)	(5,932)	(4,185)	(12,295)
Income tax expense	(56)	(260)	(64)	(279)
Net loss	(2,961)	(6,192)	(4,249)	(12,574)
Series A convertible preferred unit in-kind distribution	(738)	(560)	(1,272)	(560)
Series A preferred unit valuation adjustment to maximum redemption value	(5,062)	(4,666)	(5,029)	(4,666)
Net loss attributable to partners	(8,761)	(11,418)	(10,550)	(17,800)

General partner's interest in net loss	(59)	(124)	(84)	(252)
Limited partners' interest in net loss	$(8,702)	$(11,294)	$(10,466)	$(17,548)

Earnings per unit and distributions declared
Net loss allocated to limited partner common units	$(7,382)	$(7,982)	$(8,398)	$(11,108)
Weighted average number of limited partner common units outstanding	21,472,420	12,222,692	19,887,523	12,218,178
Loss per common unit	$(0.34)	$(0.65)	$(0.42)	$(0.91)
Distributions declared per common units	$0.40	$0.40	$0.80	$0.80

Net loss allocated to limited partner subordinated units	$(1,320)	$(3,312)	$(2,068)	$(6,440)
Weighted average number of limited partner subordinated units outstanding	12,213,713	12,213,713	12,213,713	12,213,713
Loss per subordinated unit	$(0.11)	$(0.27)	$(0.17)	$(0.53)
Distributions declared per subordinated units	$0.40	$0.40	$0.80	$0.80

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$10,908	$3,349
Trade accounts receivable	63,925	57,669
Prepaid expenses	1,285	3,061
Other current assets	6,588	5,105
Total current assets	82,706	69,184

Property, plant and equipment, net	662,755	575,795
Intangible assets, net	1,539	1,568
Other assets	5,280	5,768
Total assets	$752,280	$652,315

LIABILITIES, PREFERRED UNITS AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$84,214	$62,451
Other current liabilities	5,984	5,344
Total current liabilities	90,198	67,795

Long-term debt	226,850	267,300
Other non-current liabilities	2,256	1,692
Total liabilities	319,304	336,787

Commitments and contingencies

Series A convertible preferred units (1,832,399 and 1,769,915 units issued and outstanding as of June 30, 2014 and December 31, 2013, respectively)	46,805	40,504

Partners' capital:
Common units (23,163,713 and 13,963,713 units authorized; 21,465,046 and 12,253,985 units outstanding as of June 30, 2014 and December 31, 2013, respectively)	289,465	169,141
Subordinated units (12,213,713 units authorized and outstanding as of June 30, 2014 and December 31, 2013)	87,887	99,726
General Partner interest	8,819	6,367
Accumulated other comprehensive loss	—	(210)
Total partners' capital	386,171	275,024
Total liabilities, preferred units and partners' capital	$752,280	$652,315

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(4,249)	$(12,574)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,506	15,510
Unit-based compensation	1,611	1,093
Amortization of deferred financing costs	675	602
Gain on sale of assets	(42)	—
Unrealized loss on financial instruments	312	—
Other, net	54	19
Changes in operating assets and liabilities:
Trade accounts receivable	(5,526)	2,349
Prepaid expenses and other current assets	2,128	823
Other non-current assets	(20)	(69)
Accounts payable and accrued liabilities	12,107	(7,123)
Other liabilities	(855)	(966)
Net cash provided by (used in) operating activities	23,701	(336)
Cash flows from investing activities:
Capital expenditures	(55,891)	(69,449)
Expenditures for assets subject to property damage claims, net of insurance proceeds and deductibles	(970)	(2,622)
Proceeds from sale of assets	45	24
Business acquisition	(38,636)	—
Net cash used in investing activities	(95,452)	(72,047)
Cash flows from financing activities:
Proceeds from issuance of common units, net	144,671	—
Borrowings under our credit agreements	134,000	85,500
Repayments under our credit agreements	(174,450)	(40,000)
Payments on capital lease obligations	(307)	(261)
Financing costs	(166)	(2,045)
Proceeds from issuance of Series A convertible preferred units, net of issuance costs	—	38,835
Contributions from general partner	3,115	800
Payments of distributions and distribution equivalent rights	(27,516)	(15,955)
LTIP tax withholdings on vested units	(37)	—
Net cash provided by financing activities	79,310	66,874
Net increase (decrease) in cash and cash equivalents	7,559	(5,509)
Cash and cash equivalents — Beginning of period	3,349	7,490
Cash and cash equivalents — End of period	$10,908	$1,981

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Financial data:
Adjusted EBITDA	$10,178	$6,247	$22,663	$10,789
Gross operating margin	26,237	21,296	53,425	40,159

Maintenance capital expenditures	1,375	635	2,739	1,345
Growth capital expenditures	43,429	19,604	53,152	68,104

Distributable cash flow	7,491	2,607	15,989	4,641
Cash distributions declared	14,574	9,986	28,335	19,959

Operating data:
Average throughput volumes of natural gas (MMBtu/d)	684,951	584,513	679,270	609,676
Average volume of processed gas (MMBtu/d)	268,297	217,315	257,420	228,474
Average volume of NGLs sold (Bbls/d)	16,386	10,740	15,363	10,448

Realized prices on natural gas volumes sold ($/MMBtu)	$4.67	$4.20	$4.88	$3.80
Realized prices on NGL volumes sold ($/gallon)	0.87	0.82	0.91	0.83

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Reconciliation of gross operating margin to net loss:
Gross operating margin	$26,237	$21,296	$53,425	$40,159
Add (deduct):
Income tax expense	(56)	(260)	(64)	(279)
Interest expense	(1,771)	(3,101)	(4,744)	(5,148)
Gain on sale of assets	45	—	42	—
General and administrative expense	(6,693)	(5,582)	(12,796)	(11,623)
Depreciation and amortization expense	(8,978)	(8,261)	(17,506)	(15,510)
Operations and maintenance expense	(11,745)	(10,284)	(22,606)	(20,173)
Net loss	$(2,961)	$(6,192)	$(4,249)	$(12,574)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Reconciliation of net loss to Adjusted EBITDA and distributable cash flow:
Net loss	$(2,961)	$(6,192)	$(4,249)	$(12,574)
Add (deduct):
Depreciation and amortization expense	8,978	8,261	17,506	15,510
Interest expense	1,771	3,101	4,744	5,148
Income tax expense	56	260	64	279
Unrealized loss	175	—	131	—
Revenue deferral adjustment	444	—	1,626	—
Unit-based compensation	1,082	685	1,611	1,093
Gain on sale of assets	(45)	—	(42)	—
Major litigation costs, net of recoveries	630	—	903	—
Transaction expenses for acquisition	4	—	307	—
Other, net	44	19	62	19
Expenses associated with significant items	—	113	—	1,314
Adjusted EBITDA	$10,178	$6,247	$22,663	$10,789
Cash interest, net of capitalized costs	(1,256)	(2,745)	(3,871)	(4,524)
Income tax expense	(56)	(260)	(64)	(279)
Maintenance capital expenditures	(1,375)	(635)	(2,739)	(1,345)
Distributable cash flow	$7,491	$2,607	$15,989	$4,641